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           EXHIBIT (a)(4)       FORM OF NOTICE OF CHANGE IN ELECTION.

                          NOTICE OF CHANGE IN ELECTION

If you previously delivered an Election form with respect to Safeguard Scientifics, Inc.'s offer to exchange restricted stock for your outstanding eligible options, and you would like to change your election, you must sign this Notice, execute a NEW ELECTION FORM reflecting your new decision and return both documents to DEIRDRE BLACKBURN, BUILDING 800, 435 DEVON PARK DRIVE, WAYNE, PA 19087 ON OR BEFORE THE EXPIRATION DATE FOR THE OFFER. This Notice and the new Election form will be effective upon receipt by Ms. Blackburn before the offer deadline. If you have questions, please contact Deirdre Blackburn (at 610-975-4943) or Jeff Klauder (at 610-975-4984).

To Safeguard Scientifics, Inc.:

           I previously received a copy of the Offer to Exchange (dated December 21, 2001) and an Election Form. I signed and returned the Election Form, in which I made an election with respect to Safeguard's offer to tender options in exchange for restricted stock. I now wish to change that election. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Deirdre Blackburn, I will be able change my election with respect to Safeguard's offer to tender options in exchange for restricted stock. I have read and understand all of the terms and conditions of the offer.

           I understand that in order to change my election with respect to the offer, I must sign and deliver this Notice and a new Election Form to Deirdre Blackburn, Building 800, 435 Devon Park Drive, Wayne, PA 19087 on or before the expiration date for the Offer.

           I have completed and signed the following exactly as my name appears on my original Election Form.

           I hereby change my election with respect to the offer to exchange options as reflected on my new Election form. The new Election form supersedes and replaces any Election form that I have previously delivered to Safeguard.

                    Signature of Optionholder:
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                    Date:                                             , 2001
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                    Name:
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                                        (Please Print)

                    Social Security Number:
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